EXHIBIT 10.60

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Research & Development Collaboration Agreement

F. Hoffmann-La Roche Ltd.

and

Affymetrix, Inc.

dated

January 29, 2003

RESEARCH & DEVELOPMENT COLLABORATION AGREEMENT

January 29, 2003

THIS RESEARCH & DEVELOPMENT COLLABORATION AGREEMENT (“Agreement”) is effective as of the date first written above (the “Effective Date”) between F. Hoffmann-La Roche Ltd. (“Roche”) and Affymetrix, Inc., a Delaware corporation (“Affymetrix”).

R E C I T A L S

A.            The Parties desire to collaborate (the “Collaboration” as more specifically defined in the “Common Terms Agreement” dated as of even date herewith, between Affymetrix and Roche) in the development and commercialization of diagnostic products in connection with and in the field of DNA chip technology and in the development of certain instrumentation and related software for use with microarrays using Affymetrix Technology.  In connection with such Collaboration, the Parties are entering into the Collaboration Agreements.

B.            Pursuant to the Collaboration, the Parties desire that Affymetrix, upon Roche’s request in accordance with the terms of this Agreement, shall undertake mutually agreed research and development projects, in collaboration with Roche, focusing on the development and validation of specific Diagnostic Products for Diagnostic Use.

C.            The Parties further desire that Roche (and/or its Affiliates), pursuant to the Collaboration, will undertake research and development activities in collaboration with Affymetrix to develop instrumentation for use with Arrays which shall have a cost and throughput which makes feasible the widespread use of such instrumentation by Customers and other purchasers of Diagnostic Products.  The Parties also contemplate that they may undertake related collaborative research and development activities to develop improved chip packaging based on Affymetrix’ Existing Technology as well as analytical software for use with Roche’s instruments.

D.            In connection with such research and development projects, the Parties will combine certain of their scientific, intellectual property, development and financial resources as specified herein and under the Collaboration Agreements, to (i) facilitate the development of such specific Diagnostic Products for Diagnostic Use, which Diagnostic Products will be commercialized as described in the Collaboration Agreements; and (ii) to facilitate the development by the Parties of instrumentation for use with Arrays and such improved chip packaging and analytical software for use with such instruments.

E.             The Parties intend that the research and development goals and the responsibilities for any given research and development project pursuant to this Agreement shall be formulated by the Parties on a project-by-project basis, and that all research and development activities between the Parties shall be governed by and conducted in accordance with the terms and conditions set forth in this Agreement, subject to any express modifications made in a Project Plan.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises and undertakings set forth herein, the Parties agree as follows:

Section 1                                             Statement of Purpose

The Parties wish to pursue collaborative activities in the development and commercialization of Diagnostic Products, chip packaging, instrumentation and related software in connection with and in the field of DNA chip technology.  This Agreement, together with the Collaboration Agreements, provides the terms, conditions and covenants which will govern their relationship for purposes of such research and development, both with respect to specifically identified projects and general cooperative research and development undertakings.

Section 2                                             Common Terms and Definitions

2.1           Common Terms

(a)            All capitalized terms not otherwise defined herein shall have the meanings set forth in the Common Terms Agreement.

(b)           This Agreement shall be governed by and subject to the provisions contained in the Common Terms Agreement, in accordance with its terms.

2.2           Definitions

(a)            “Hosted Employees” means, as applicable, employees of either Affymetrix or Roche, or their respective Affiliates, who are invited to participate in research, development or other activities located at the other Party’s or its Affiliate’s facilities and who participate in such activities. “Hosted Employees” means all Hosted Employees, Affymetrix’ Hosted Employees or Roche’s Hosted Employees, as the context may require.

(b)           “Jointly-Owned IP” shall have the meaning set forth in Section 9.3(a).

(c)            “Project Managers” means those individuals so designated in accordance with Section 3.2.

(d)           “Standard Fully Loaded FTE” means (i) [***], such as [***], incurred in a period related to an activity plus (ii) [***] (i.e., [***] and [***]), plus [***], [***] and [***] for the equivalent number of full-time employees in a 12-month period (with the portion of a full-time equivalent year devoted by an employee to the Collaboration determined by dividing the number of days during any 12-month period devoted by such employee to the Collaboration by the total number of working days during the 12-month period, with appropriate proportional adjustment for normal vacation and holiday days).

Section 3                                             Management

3.1           Joint Research Management Committee.  The Parties shall establish and maintain a Joint Research Management Committee (the “Joint Research Management Committee” or “JRMC”) in accordance with the following provisions:

(a)            The JRMC shall consist of six members, three members to be appointed by each of Affymetrix and Roche, with one of the three designated each Party’s JRMC primary contact (a “Primary Contact”).  Each Party may, with notice to the other Party, replace any of its members serving on the JRMC.  The Parties shall designate their respective members within ten (10) days of the Effective Date.  The JRMC shall propose recommendations to the Parties regarding the Project Plans.  All recommendations of the JRMC shall be made unanimously.  No chairperson shall be appointed and each member of the JRMC shall have only one vote.

(b)           The JRMC shall be responsible for negotiating, preparing, executing, implementing, managing and reviewing compliance with the Project Plans and shall in particular: (i) evaluate projects proposed by either Party and make recommendations to the Parties regarding projects selected for approval; (ii) negotiate, prepare and execute Project Plans, including, without limitation, schedules of work and budgets for each such Project Plan; (iii) review and propose amendments to the Project Plans from time to time in such manner as may be appropriate; (iv) monitor progress of the Project Plans; (v) report regularly to the Executive Representatives of the Parties upon the progress of the Project Plans; and (vi) via each Party’s Primary Contact, be the initial medium for transfer of information between the Parties regarding current or proposed projects.

3.2           Appointment of Managers.  Each Party will designate Project Managers to represent and lead that Party in the day-to-day activities associated with each project undertaken pursuant to this Agreement or a Project Plan.  The Project Managers will lead their respective development teams in the day-to-day development work to be performed under the Agreement, including: planning and coordination of all technical efforts; reviewing and responding to proposals presented by the other Party’s Project Managers; helping in the preparation of Project Plans; reporting to the JRMC; and working together to resolve any conflicts that may arise in connection with a project.  Either Party may change its Project Managers upon written notice to the other Party, but, as with their Executive Representatives, the Parties agree to exercise this right with restraint to help ensure reasonable continuity in management of the relationship.

3.3           JRMC Meetings

(a)            The JRMC shall meet as needed at any time upon the reasonable request of either Party during the term of the Project Plans, and in any event no less frequently than quarterly, to review the current status of the Collaboration, to consider potential additional areas of cooperation, and to resolve any escalations.  The Project Managers will assist the Primary Contacts in the preparation of agendas for the JRMC meetings.  Additionally, the Project Managers will present information concerning progress on areas of Collaboration as requested by the JRMC, as well as provide input on potential areas for future cooperation between the Parties.

(b)           Unless otherwise agreed by the Parties, all meetings of the JRMC shall be held by teleconference or in person in Alameda or Santa Clara Counties, California or as may be otherwise agreed.  Meetings shall be scheduled with at least thirty (30) day’s notice (provided that conference calls may be scheduled with at least fifteen (15) day’s notice); the Primary Contact of the Party that seeks to convene a particular meeting shall be responsible for the meeting notice and scheduling.  The quorum for JRMC meetings shall be at least two members from each Party.

3.4           Technical Reports and Access to Information.  Each Party will keep and maintain adequate records containing technical and laboratory data generated in the course of the performance of such Party’s responsibilities under the Project Plans to enable it to furnish complete and accurate information to the other Party regarding such Project Plans activities and results.  Each Party shall provide reasonably-detailed written reports describing the results of the development work performed by such Party pursuant to the Project Plans.  Such reports shall be delivered to the other Party at the JRMC meetings within forty-five (45) days following each March 31, June 30, September 30 and December 31, after commencement of the initial project plan, or at such other time(s) as the JRMC requires.  Without limiting the foregoing, each Party agrees to provide the other Party reasonable access to appropriate data and information relating to the Collaboration hereunder, and to give required notices and to respond to inquiries in a reasonable timeframe in order to facilitate the timely completion of the Project Plans contemplated herein.

Section 4                                             Project Proposals and Implementation

4.1           Proposal and Evaluation of Projects.  Either Party may, from time to time, deliver to the JRMC a non-binding proposal regarding an area of cooperation between the Parties.  Such proposal shall be in writing and shall be sent by the proposing Party to the JRMC and the other Party’s Executive Representative.  The JRMC shall promptly evaluate the proposal in good faith and the Parties shall mutually agree whether to proceed with such proposal based on the recommendation of the JRMC.

4.2           Implementation of Projects.  In the event that the Parties agree to pursue a proposed area of cooperation, the JRMC shall proceed in good faith to negotiate, prepare and document the cooperative undertaking in a Project Plan according to the processes set out in this Agreement.  It shall be the responsibility of the JRMC in consultation with the Project Managers of the Parties to negotiate, prepare, agree to and execute Project Plans prior to initiation of proposed projects.  The Project Managers shall cooperate and consult with the JRMC in good faith to prepare Project Plan(s) as appropriate for the activities contemplated by the Parties under this Agreement.  The Project Managers and/or the JRMC may associate such other personnel as they or it may deem desirable in connection with negotiation, preparation and agreement of Project Plans and may, from time to time, add to, delete from and/or modify the Project Plans as agreed.

4.3           Hosted Employees.  During the course of the relationship established by this Agreement, it is anticipated that the Parties may choose to allow Hosted Employees to visit and/or work on the Parties’ or their respective Affiliates’ respective premises.  Each Hosted Employee shall retain his or her status as an employee of his or her respective company while assigned to work at the hosting Party’s premises.  Each assigning Party shall have sole and exclusive discretion and control in selecting those of its employees assigned as Hosted Employees, but shall exercise such discretion and control in good faith and with the goal of providing competent and productive personnel capable of promoting and advancing the objectives of the particular assignment.

4.4           Responsibility for Hosted Employees.  Each Party shall be solely responsible for all wages and other compensation, and for all U.S., Swiss or other federal, state, cantonal, local, FICA and other similar withholding and payments required in connection with all its employees assigned as Hosted Employees at the other Party’s or its Affiliates’ facilities and shall defend, indemnify and hold the hosting Party harmless from and against any claim or liability which may accrue as a result of any failure to pay or withhold any of the foregoing.  Each Party shall maintain insurance or, if applicable, shall adequately self insure to protect itself and the hosting Party from claims: (i) by its employees assigned as Hosted Employees under workers’ compensation, disability acts and similar laws; (ii) for damages because of bodily injury, disease or death of any such Hosted Employee or of any other person that arise out of any negligent act or omission or willful misconduct of any such Hosted Employee; and (iii) any property damages arising from negligent acts or omissions or willful misconduct of any such Hosted Employees.

4.5           Conduct and Activities of Hosted Employees

(a)            Hosted Employees will observe the working hours, working rules and holiday schedule of the hosting Party while working at the hosting Party’s premises.  Each hosting Party shall have the right to request the replacement of any Hosted Employee for any reasonable cause.  Upon such a request, the assigning Party shall recall such disapproved personnel as soon as is reasonably possible and may replace the disapproved personnel with another qualified employee.

(b)           Where Hosted Employees are assigned to particular activities managed by the Project Managers in accordance with this Agreement, such Project Managers shall jointly coordinate the day-to-day activities of Hosted Employees; except that, where a Party’s Project Manager is not also a Hosted Employee (i.e. is not resident at the other Party’s facilities with the Hosted Employees), the hosting Party’s Project Manager shall coordinate the day-to-day activities with the assigning Party’s Project Manager.

(c)            The hosting Party shall, at its expense, use reasonable efforts to supply a suitable work environment, including capital equipment and supplies reasonably required by Hosted Employees in order to carry out the purposes of their assignment.

4.6           Compliance with Laws.  In performing all research and development projects pursuant to this Agreement, each Party shall comply with all applicable laws and regulations pertaining to the performance of its obligations under this Agreement and any Project Plan.

4.7           Performance of Research & Development Projects.  Each Party agrees to use its commercially reasonable efforts to faithfully perform and complete the research and development tasks and related tasks assigned to it and to cooperate with the other Party as may be mutually agreed pursuant to Project Plans from time to time.

Section 5                                             Projects for Diagnostic Products

5.1           Performance of Projects Relating to Diagnostic Products.  Affymetrix, upon Roche’s request in accordance with the terms of this Agreement, agrees to use its commercially reasonable efforts to perform research and development projects in collaboration with Roche, pursuant to mutually agreed Project Plans, focusing on the development and validation of specific Diagnostic Products for Diagnostic Use, to assist in accordance with the reasonable request of Roche in conducting clinical trials for such Diagnostic Products and to assist Roche in seeking Regulatory Approval, at Roche’s cost, for such Diagnostic Products.  The research and development goals and responsibilities shall be formulated by the Parties on a project-by-project basis.  Roche shall own all data and information resulting from clinical trials and all Regulatory Approvals relating to such Diagnostic Products, unless otherwise agreed in any Project Plan.

5.2           Payments.  Subject to the terms of applicable Project Plans, Roche will reimburse Affymetrix for [***], within the budget set forth in the applicable Project Plan, in connection with the performance of its obligations under this Section 5, as mutually agreed upon in advance, on a [***] determined annually, together with [***] used in connection with such research and development, plus [***] on such supplies.  Affymetrix will submit invoices to Roche on a monthly basis in arrears for such costs and expenses.  All amounts shall be stated and paid in U.S. Dollars.  Roche shall make payments to Affymetrix hereunder within sixty (60) days after the date of Affymetrix’ invoice therefor; provided, however, that if Roche, in good faith, disputes the amount of any invoice line item, Roche may withhold the payment of the disputed portion upon notice to Affymetrix within thirty (30) days after receipt of the applicable invoice, and the Parties shall resolve the dispute in accordance with Section IV of the Common Terms Agreement.

5.3           Budgetary Control.  Notwithstanding the terms and conditions of any Project Plan, Roche shall have [***], to [***] the budgeted level of any Project Plan within the scope of this Section 5 or to [***] such projects.  Any such [***] or [***] shall be made upon reasonable notice to Affymetrix not less than thirty (30) days nor  longer than ninety (90) days. In the event of any such [***] or [***], Roche will [***] Affymetrix [***] of [***] or [***] performance after such [***] or [***] incurred within 180 days of notice of termination.

Section 6                                             Market Development Activities.

6.1           Option.  At Affymetrix’ option, exercisable at any time during the term of this Agreement upon written notice to Roche, Roche agrees to use its commercially reasonable efforts to provide the relevant skills, know-how and human resources as reasonably requested by Affymetrix to assist Affymetrix to obtain Regulatory Approval of tests for in vitro diagnostic applications being developed by Affymetrix independently of the Collaboration.  If Affymetrix exercises its option hereunder:

(a)            the market development goals and responsibilities for any such assistance shall be formulated by the Parties on a project-by-project basis and set forth in a written Market Development Plan.

(b)           Affymetrix will [***] Roche for Roche’s [***] within the [***] as set forth in the Market Development Plan, in connection with the performance of its obligations under this Section 6, including any [***] Regulatory Approvals, on a [***] determined annually, together with [***] and [***] used in connection with such market development, plus [***] on such materials and supplies.  All amounts shall be stated and paid in U.S. Dollars.  Affymetrix shall make payments to Roche hereunder within sixty (60) days after the date of Roche’s invoice therefor; provided, however, that if Affymetrix, in good faith, disputes the amount of any invoice line item, Affymetrix may withhold the payment of the disputed portion upon notice to Roche within thirty (30) days after receipt of the applicable invoice, and the Parties shall resolve the dispute in accordance with Section IV of the Common Terms Agreement.

(c)            the Joint Steering Committee will oversee the execution of the Market Development Plan.

Section 7                                             Performance of Collaboration Projects for Instrumentation and Other Products

7.1           Development of Instrumentation.  Subject to such terms as may be agreed between the Parties and set forth in any Project Plan, Roche (and/or its Affiliates), in its sole discretion, may undertake research and development activities in collaboration with Affymetrix to develop instrumentation for use with Arrays which shall have a cost and throughput which makes feasible the widespread use of such instrumentation by Customers and other purchasers.  The Parties also contemplate that they may undertake related collaborative research and development activities to develop improved chip packaging based on Affymetrix’ Existing Technology and analytical software for use with Roche Instruments, and that the terms of any such projects shall be detailed in appropriate Project Plans and/or separate written agreement(s) between the Parties.

7.2           Payments.  Subject to the terms of applicable Project Plans, Roche will [***] Affymetrix for [***], within the budget set forth in the applicable Project Plan, in connection with the performance of its obligations under this Section 7, as mutually agreed upon in advance, on a [***] determined annually, together with [***] used in connection with such research and development, plus [***] on such supplies.  All amounts shall be stated and paid in U.S. Dollars.  Roche shall make payments to Affymetrix hereunder within sixty (60) days after the date of Affymetrix’ invoice therefor; provided, however, that if Roche, in good faith, disputes the amount of any invoice line item, Roche may withhold the payment of the disputed portion upon notice to Affymetrix within thirty (30) days after receipt of the applicable invoice, and the Parties shall resolve the dispute in accordance with Section IV of the Common Terms Agreement.

7.3           Budgetary Control.  Notwithstanding the terms and conditions of any Project Plan, Roche shall have [***], to [***] the budgeted level of any Project Plan within the scope of this Section 7 or to [***] such projects.  Any such [***] or [***] shall be made upon reasonable notice to Affymetrix not less than thirty (30) nor longer than ninety (90) days.  In the event of any such [***] or [***], Roche will [***] Affymetrix [***] of [***] or [***] performance after such [***] or [***] incurred within 180 days of notice of termination.

Section 8                                             License Grants.

8.1           R&D License to Affymetrix.  Upon the terms and subject to the conditions of this Agreement, including the limitations set forth in Section 8.2 below, and subject to any expressly contrary terms in any Project Plan, Roche hereby grants (to the extent Roche is not prevented under its existing contracts to license such technology to Affymetrix and its Affiliates) to Affymetrix and its Affiliates during the term of this Agreement a limited, [***], [***],[***] (except as provided in Section VI(i) of the Common Terms Agreement), [***], [***] license to use and develop the [***], and [***] thereof, solely as necessary for purposes of Affymetrix’ (or its Affiliates’) research and development activities under this Agreement to develop [***] for sale to [***].

8.2           Limitations on R&D License to Affymetrix.  The license granted in Section 8.1 is to be used only for [***] activities under this Agreement, and not for [***].   Nothing in this Agreement shall be construed to grant Affymetrix or its Affiliates the [***], or any of Affymetrix’ or its Affiliates’ license rights hereunder, and any such sublicensing is strictly prohibited.  Affymetrix, on behalf of itself and its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by Roche to Affymetrix and its Affiliates are [***], and (ii) nothing in this Agreement shall limit or restrict Roche’s right to grant similar rights and licenses to one or more additional persons, firms or entities, or to exercise such rights itself.

8.3           R&D License to Roche.  Upon the terms and subject to the conditions of this Agreement, including the limitations set forth in Section 8.4 below, and subject to any expressly contrary terms in any Project Plan, Affymetrix hereby grants (to the extent Affymetrix is not prevented under its existing contracts to license such technology to Roche and its Affiliates) to Roche and its Affiliates during the term of this Agreement a limited, [***], [***], [***] (except as provided in Section VI(i) of the Common Terms Agreement), [***], [***] license to use and develop the [***], and [***] thereof, solely as necessary for purposes of Roche’s (or its Affiliates’) research and development activities under this Agreement to develop [***] for sale to [***].

8.4           Limitations on R&D License to Roche.  The license granted in Section 8.3 is to be used only for [***] activities under this Agreement, and not for [***].  Nothing in this Agreement shall be construed to grant Roche or its Affiliates the [***], or any of Roche’s or its Affiliates’ license rights hereunder, and [***] is strictly prohibited.  Roche, on behalf of itself and its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by Affymetrix to Roche and its Affiliates are non-exclusive, and (ii) subject to the provisions of the Collaboration Agreements, this Agreement shall not otherwise limit or restrict Affymetrix’ right to grant similar rights and licenses to one or more additional persons, firms or entities, or to exercise such rights itself.

8.5           Instrument License to Roche.  Upon the terms and subject to the conditions of this Agreement, including the limitations set forth in Section 8.6 below, and subject to any expressly contrary terms in any Project Plan, Affymetrix hereby grants (to the extent Affymetrix is not prevented under its existing contracts to license such technology to Roche and its Affiliates) to Roche and its Affiliates during the term of this Agreement a [***], [***], [***], [***] (except as provided in Section VI(i) of the Common Terms Agreement), [***], [***] license to [***], [***] incorporating or using [***] and [***] solely for the [***] and [***] of [***] for [***] use with [***] incorporating [***] in accordance with the Collaboration Agreements.

8.6           Limitations on Instrument License to Roche.  Nothing in this Agreement shall be construed to grant Roche or its Affiliates the right to [***] the [***], or any of Roche’s or its Affiliates’ license rights hereunder, and any such [***] is strictly prohibited.  Roche, on behalf of itself and its Affiliates, hereby acknowledges that: (i) the rights and licenses granted by Affymetrix to Roche and its Affiliates are [***], and (ii) subject to the provisions of the Collaboration Agreements, this Agreement shall not otherwise limit or restrict Affymetrix’ right to grant similar rights and licenses to one or more additional persons, firms or entities, or to exercise such rights itself.

Section 9                                             General Applicable Provisions

9.1           Application. The Parties understand and agree that it is generally desirable that the activities contemplated in this Agreement be governed by Project Plans negotiated and drafted pursuant to this Agreement whenever practicable.  However, in addition to the Common Terms Agreement, the Parties wish to set forth below certain provisions, as provided in Sections 9 through Section 14 hereof, which will govern and apply as default provisions in the event that the terms of a specific Project Plan do not encompass such provisions, or in the event that any activities involving the exchange or development of information and/or technology occur outside the scope of a Project Plan for any reason (including that either Party may elect not to establish a Project Plan or that the Parties may have already exchanged or developed information prior to execution of this Agreement).  In the event of an inconsistency between the generally applicable provisions set forth in the Common Terms Agreement, in Sections 9 through Section 14 of this Agreement and the terms of a specific Project Plan, the terms set forth in the Project Plan will supersede these generally applicable articles.

9.2           Title and Property Rights in Technology.

(a)            Ownership of Intellectual Property.  Unless otherwise expressly agreed between the parties and set forth in any Project Plan, all right, title and interest in and to Collaboration IP will be owned as set forth in Section V of the Common Terms Agreement.

(b)           Licenses Relating to Collaboration IP.  Each Party agrees to grant, and hereby does grant, to the other Party under such Party’s respective right, title and interest in and to its Collaboration IP a limited, non-exclusive, non-sublicensable, non-transferable (except as provided in Section VI(i) of the Common Terms Agreement), fully paid, royalty-free license to use and develop Collaboration IP, and Improvements thereof, solely for the development, manufacture, marketing and sale of Diagnostic Products and/or Diagnostic Instruments in accordance with the Collaboration Agreements.

9.3           Content.

(a)            Ownership of New Content.  Pursuant to this Agreement, as set forth in any Project Plan, the Parties may agree to develop Content, and thereby create New Content.  Unless otherwise expressly agreed in writing with respect to a specific Project Plan, any New Content developed by either Party (whether alone or with any Third Party) pursuant to this Agreement shall be (i) the exclusive property of Roche if it was developed (whether by Roche, Affymetrix or a Third Party) pursuant to a Project Plan funded by Roche; (ii) the exclusive property of Affymetrix if it was developed (whether by Roche, Affymetrix or a Third Party) pursuant to a Project Plan funded by Affymetrix; and (iii) if not so developed, the property of the Party that actually discovered, developed, obtained, licensed or derived such New Content.  If any such New Content is developed on a collaborative basis (with both Parties funding and actively participating in the research and development of such New Content), then such New Content shall be owned jointly by the Parties (the “Jointly-Owned IP”), each Party having an undivided and equal co-ownership interest therein, and each Party hereby agrees to assign and transfer, and hereby assigns and transfers, to the other Party an undivided and equal co-ownership interest therein.  As co-owners of such Jointly-Owned IP, each of the Parties may make, have made, use, import, offer for sale, sell and otherwise exploit such Jointly-Owned IP, without paying royalties or accounting to the other Party with respect to royalties or other revenue received.

(b)           Interests in Content.  Except as otherwise provided in any Collaboration Agreement, in the event that any New Content owned by Affymetrix or Roche in accordance with the terms of Section 9.3(a) above embodies or uses inventions claimed by the Existing Technology, existing Content (as of the Effective Date) or other previously existing patents held by the other Party, the Party who holds such rights shall offer the other Party a non-exclusive license (without any right to sublicense) under such rights on reasonable terms, including reasonable compensation, to make, have made, use, import, offer to sell and sell products or to practice processes and methods embodying or using such inventions as necessary to make, have made, use, import, offer to sell and sell such New Content.  Subject to any such rights of the other Party as contemplated herein, and subject to Section 9.3(c) below, each Party shall have the right to assign its interests and grant non-exclusive licenses on any terms and conditions that it desires under such Party’s exclusively-owned New Content and all associated IPR’s therein and appurtenant thereto, and such Party may retain any consideration that it may receive therefor without having to account to the other Party.

(c)            Licenses Relating to New Content.  During the term of this Agreement, each Party agrees to grant, and hereby does grant, to the other Party under such Party’s respective right, title and interest in and to its New Content a limited, non-exclusive, non-sublicensable, non-transferable (except as provided in Section V(i) of the Common Terms Agreement), fully paid, royalty-free license to use and develop New Content, and Improvements thereof, solely as necessary for purposes of the research and development activities under this Agreement.

9.4           Patent Applications.  In respect of each Party’s separately owned Collaboration IP, New Content and other IPR’s, the owner thereof shall have the right, in its sole discretion, to determine if, when and where to file patent applications thereon and shall be solely responsible, in its discretion, for preparing, filing, maintaining and prosecuting the same worldwide and shall bear all related costs.  In the case of Jointly-Owned IP, the Party whose Existing Technology most predominantly and closely relates to such Jointly-Owned IP shall have the first right of election to file patent applications thereon in the United States and other countries in the Parties’ names as joint owners.  The filing Party shall give prompt notice of its election to file such patent applications to the non-filing Party.  In each instance, the non-filing Party will indicate in writing whether it will agree to pay one-half of the reasonable expenses for preparing, filing, maintaining and prosecuting each joint application, the issuance of the patent, and such taxes or annuities as may become due on the issued patent.  The non-filing Party must indicate its decision in writing within fifteen (15) days of such notice.  If the non-filing Party does not agree to assume its share of such expenses, such Party will relinquish its right, title and interest in and to such application and whatever patent may issue in the jurisdiction in question subject, however, to retention of a perpetual, paid-up, nonexclusive, nontransferable option, in favor of the relinquishing Party and its Affiliates, to obtain a covenant not to sue from the filing party with respect to any patent that may issue upon payment of a reasonable arm’s length fee.  In the event that the filing Party shall determine to abandon, or otherwise not to prosecute, any jointly owned patent application, or not to maintain, defend or otherwise renew any jointly owned patent, it shall notify the non-filing Party thereof, in writing, and such Party shall have the right, at its expense, to prosecute such application or to take up such maintenance or defense or prosecute such renewal, as the case may be.  In such event, the Party exercising its right according to the preceding sentence shall be deemed the filing Party.  The process and rights set out in this paragraph shall apply for each invention constituting Jointly-Owned IP hereunder, and in each country for which a patent is sought covering such Jointly-Owned IP.

9.5           Technology Disclosures and Treatment of Disclosed Information.  It is anticipated that the Parties may, at various times during the term of this Agreement, engage in candid and on-going exchanges of information and technology.  The classification and treatment of such information and technology shall be as set forth in the Common Terms Agreement.

Section 10                                      Warranty Disclaimers

10.1         As Is. All Confidential Information, Existing Technology, Content, Collaboration IP and New Content, and all associated IPR’s therein and appurtenant thereto, are provided AS IS, WITH ALL FAULTS and without warranty of any kind.

10.2         Disclaimer. EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO TECHNOLOGY, IPR’s OR GOODS AND SERVICES PROVIDED UNDER THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING.

Section 11                                      Infringement, Indemnity, Etc.

11.1         Notification of Infringement. Each Party shall notify the other Party promptly upon discovery of any material potential or actual infringement by a Third Party of any IPR’s or proprietary rights in or appurtenant to any technology, materials or products delivered or developed pursuant to this Agreement or any unauthorizeddisclosure or use of any Confidential Information and shall provide any available evidence of such infringement or such unauthorized disclosure or use.

11.2         Roche Actions.  Subject to any expressly contrary provisions in any Project Plan or as set forth in the Collaboration Agreements, Roche shall have the exclusive right at its own cost to bring, defend and maintain any appropriate suit, action or proceeding involving the infringement of any Roche Technology and to keep and retain for itself any and all compensation awarded in connection therewith.

11.3         Affymetrix Actions.  Subject to any expressly contrary provisions in any Project Plan or as set forth in the Collaboration Agreements, Affymetrix shall have the exclusive right at its own cost to bring, defend and maintain any appropriate suit, action or proceeding involving the infringement of any Affymetrix Technology and to keep and retain for itself any and all compensation awarded in connection therewith.

11.4         Jointly-Owned IP.  In the event of any material potential or actual infringement by a Third Party of any Jointly-Owned IP, the Parties will confer and agree as to which Party shall bring, defend and maintain any appropriate suit, action or proceeding in connection therewith and the other Party shall join in such suit, action or proceeding to the extent necessary to maintain and prosecute it.  In the event that the Parties are unable to agree as to which Party shall bring such suit, action or proceeding, either Party shall be free to pursue such suit, action or proceeding, and the other Party shall join therein to the extent necessary to maintain and prosecute it.  In either event, any and all judgments, recoveries or compensation (e.g., payments on account of past infringement or future royalties) with respect to Jointly-Owned IP shall be shared equally by the Parties, after deduction of all litigation expenses incurred by the prosecuting Party.  In addition, during the pendency of any such suit, action or proceeding, neither Party shall release or license the Third Party infringer or assign any ownership interest in Jointly-Owned IP to such Third Party infringer, without the prior written consent of the other Party, which consent may be withheld in the sole discretion of the other Party.

11.5         Indemnification. In order to help ensure the free flow of information between the Parties, the Parties agree that, except for any express obligations set forth in the Collaboration Agreements or in  any Project Plan(s), neither Party shall have any obligation to defend, indemnify or hold the other harmless from or against any claim of (i) patent, copyright or trade secret infringement or any other claim of infringement of an intellectual property right of any third Party, or (ii) any claim of product liability with respect to any product distributed by either Party.

Section 12                                      Term and Termination

12.1         Term. This Agreement shall commence on the Effective Date and shall terminate automatically upon and simultaneously with termination of the License Agreement.

12.2         Rights and Obligations on Termination.  Upon termination or expiration of this Agreement, all rights and obligations of the Parties hereunder shall terminate except as specified in this Section 12.2.  The Parties further agree that in the event of a termination of this Agreement for any reason, (i) all obligations to pay money accrued prior to such termination shall remain in effect and shall be paid on the earlier of the due date or thirty (30) days after termination, (ii) all obligations arising or resulting from (a) any breach of this Agreement, (b) the Common Terms Agreement (including Section II (Confidentiality)), (c) Section 8.5 through Section 14 herein, (d) any corollary provisions of a Project Plan, and (e) any other provision of this Agreement or a Project Plan necessary to implement the foregoing and the termination, shall survive, and neither Party shall have any further obligation to the other Party under any non-surviving provisions hereof.

Section 13                                      Limitation of Liability

NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, MULTIPLE OR EXEMPLARY DAMAGES, OR LOST PROFITS.

Section 14                                      No Implied Obligations

Nothing in this Agreement shall impose any implied obligation on any Party not expressly set forth herein.  Without limiting the generality of the foregoing, neither Party shall have an obligation to initiate, proceed with or continue any particular Project Plan or any Project Plan at all.  Without expanding the scope of any license or right with respect to Intellectual Property under this Agreement or any of the other Collaboration Agreements, each Party and its Affiliates may pursue independent research and development activities provided such Party does not violate the Intellectual Property rights of the other Party.

IN WITNESS HEREOF the Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the Effective Date.

AFFYMETRIX:		ROCHE:

Affymetrix, Inc.		F. Hoffmann-La Roche Ltd.

By:	/s/ Barbara A. Caulfield	By:	/s/ Heino von Prondzynski
	Name: Barbara A. Caulfield		Name: Heino von Prondzynski
	Title: Executive Vice President and General Counsel		Title: Head, Diagnostic Division

		By:	/s/ Gregory F. Heath
Name: Gregory F. Heath
Title: Head, Business Development and
Licensing